Exhibit 4.2

FIFTH SUPPLEMENTAL INDENTURE

dated as of April 1, 2008

to

INDENTURE

dated as of  November 1, 2000

AMEREN ENERGY GENERATING COMPANY

to

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

$300,000,000 7.00% Senior Notes, Series G Due 2018

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of April 1, 2008, to the Indenture, dated as of November 1, 2000 (the “Original Indenture”), from AMEREN ENERGY GENERATING COMPANY, an Illinois corporation (together with its successors and assigns, the “Issuer”), its principal office and mailing address being at One Ameren Plaza, 1901 Chouteau Avenue, P.O. Box 66149, St. Louis, Missouri 63166-6149, to THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized and existing under and by virtue of the laws of the United States, as trustee (the “Trustee”), its office and mailing address being at 911 Washington Avenue, 3rd Floor St. Louis, Missouri 63101.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of the Issuer’s Securities (as defined in the Original Indenture) to be issued in one or more series;

WHEREAS, Sections 2.1 and 7.1(b) of the Original Indenture provide, among other things, that the Issuer and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Securities of any series as permitted by Sections 2.1 and 7.1(b) of the Original Indenture;

WHEREAS, the Issuer (i) desires the issuance of a series of Securities to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this Fifth Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Securities of such series;

WHEREAS, all action on the part of the Issuer necessary to authorize the issuance of said Securities under the Original Indenture and this Fifth Supplemental Indenture (the Original Indenture, as supplemented by this Fifth Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken; and

WHEREAS, all acts and things necessary to make said Securities, when executed by the Issuer and authenticated and delivered by the Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Issuer, and to constitute these presents a valid and binding supplemental indenture according to its terms, have been done and performed, and the execution of this Fifth Supplemental Indenture and the creation and issuance under the Indenture of said Securities have in all respects been duly authorized, and the Issuer, in the exercise of the legal right and power vested in it, executes this Fifth Supplemental Indenture and proposes to create, execute, issue and deliver said Securities;

NOW, THEREFORE, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Securities, and in consideration of the acceptance of said Securities by the holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Indenture.

ARTICLE II

THE TERMS OF THE SERIES G NOTES

Section 2.1           Terms of 7.00% Senior Notes, Series G due 2018.  (a)  There is hereby created one (1) series of Securities designated:  7.00% Senior Notes, Series G due 2018, in the initial aggregate principal amount of $300,000,000 (the “Series G Senior Notes”).  Upon delivery of a written order to the Trustee in accordance with the provisions of Section 2.1 of the Original Indenture, the Trustee shall authenticate and deliver the Series G Senior Notes.  Such written order shall specify the amount of the Series G Senior Notes to be authenticated and the date on which such Series G Senior Notes are to be authenticated.

(b)           The Series G Senior Notes shall be substantially in the form of Exhibit A hereto.

Section 2.2           Terms of Series G Senior Notes Issued Hereunder in Global Form.

(a)           So long as DTC or its nominee is the registered owner or Holder of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Series G Senior Notes represented by such Global Security for all purposes under the Original Indenture and under the Series G Senior Notes.  No beneficial owner of an interest in a Global Security will be able to transfer that interest except in accordance with DTC’s applicable procedures unless the Issuer shall issue certificates for the Series G Senior Notes in definitive registered form.

(b)           All payments of the principal of, and interest and additional interest and premium, if any, on, a Global Security will be made to DTC or its nominees, as the registered owners thereof.

(c)           Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

(d)           Certificated definitive Series G Senior Notes may be in denominations of less than $100,000 to the extent any redemption has reduced such Holder’s aggregate holding of such Series G Senior Notes to less than $100,000.

(e)           If any redemption affecting the Series G Senior Notes would result in the amount to be paid to a Holder of such affected Senior Note in respect of such redemption not to equal $1,000 or an integral multiple thereof, the Issuer shall instruct the Trustee to round the amount to be paid to such Holder to the nearest $1,000 so that the amount to be paid to such Holder equals $1,000 or an integral multiple thereof.

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(f)            Beneficial interests in a Global Security (and any Series G Senior Notes issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and in the Original Indenture and as set forth on the form of such Global Security.  Exhibit B, as referred to in Section 2.4 of the Original Indenture, and Exhibits C, D, E and F, as referred to in Section 2.6 of the Original Indenture, are attached hereto as Exhibits B, C, D, E and F, respectively.

(g)           Except in the limited circumstances described under Section 2.2(h) below, beneficial interests in a Global Security will only be recorded by book-entry, and owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of certificates representing Series G Senior Notes.

(h)           If (i) DTC or any successor depository notifies the Issuer that it is unwilling or unable to continue as a depository for a Global Security or ceases to be a “clearing agency” registered under the Exchange Act and a successor depository is not appointed by the Issuer within 90 days of such notice, (ii) an Event of Default under the Series G Senior Notes has occurred and is continuing and payment of principal and interest has been accelerated or (iii) the Issuer decides, at its option, to discontinue use of the book-entry system through DTC, then the Issuer shall issue certificates for the Series G Senior Notes in definitive registered form substantially in the form attached hereto in exchange for the Global Security outstanding.

(i)            The holder of a certificated definitive registered Series G Senior Note may transfer such Series G Senior Note in whole or in part by surrendering it at the Corporate Trust Office of the Trustee in accordance with the terms of the Indenture and such Series G Senior Note.  Upon the transfer, exchange or replacement of definitive Series G Senior Notes, the Issuer will deliver only definitive Series G Senior Notes that bear a restrictive legend unless there is delivered to the Issuer such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

Section 2.3           Interest, Principal, Maturity Date and Regular Record Date.  The Series G Senior Notes shall bear interest on the unpaid principal amount thereof from time to time outstanding from the date of authentication thereof until such amount is paid in full at the rate of interest set forth in the form of such Series G Senior Note attached hereto.  The principal amount of the Series G Senior Notes shall be due and payable at maturity as set forth in the form of Series G Senior Note attached hereto.

Payment of principal, premium, if any, and interest on the Series G Senior Notes shall be made as provided in Sections 2.4, 2.10, 3.2 and 3.4 of the Original Indenture, except that the final payment of principal of the Series G Senior Notes shall be made on the due date therefor to the account of the Holder as such account shall appear in the Security Register, which amount shall be payable upon presentation and surrender of such Series G Senior Note at the office of the Issuer.

The Series G Senior Notes shall mature on the date and in the amounts set forth thereon.

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The record date applicable to the Series G Senior Notes issued hereunder shall be as set forth in the form of Series G Senior Note attached hereto.

All payments of principal, premium, if any, and interest with respect to certificated Series G Senior Notes will be made by bank check mailed on the interest payment date to the address of such Holder on the Security Register or, for Holders of at least U.S. $1,000,000 in aggregate principal amount of Series G Senior Notes, by wire transfer on the interest payment date of immediately available funds to a dollar account maintained by such Holder with a bank or other financial institution; provided that a written request from such Holder to such effect designating such account is received by the Trustee and the Issuer or the paying agent no later than the record date immediately preceding such Interest Payment Date.  Unless such designation is revoked, any such designation made by such person with respect to such certificated Series G Senior Notes will remain in effect with respect to any future payments with respect to such certificated Senior Note payable to such person.

Section 2.4           Optional Redemption.  The Series G Senior Notes issued hereunder are subject to optional redemption, in whole or in part, at any time at the option of the Issuer at a redemption price equal to 100% of the outstanding principal amount of the Series G Senior Notes being so redeemed plus accrued and unpaid interest thereon to the date fixed for redemption (the “Determination Date”) together with the Applicable Premium applicable thereto.

Section 2.5           Reopen Series.  The Issuer, from time to time, without the consent of the Holders of the Series G Senior Notes, may reopen the Series G Senior Notes and create and issue further senior debt securities under the Indenture having the same terms and conditions (including the same CUSIP number) as the Series G Senior Notes issued hereunder in all respects, except for the date of original issuance, the initial interest payment date and the offering price.  Such additional senior debt securities shall be consolidated with, and form a single series with, the previously outstanding Series G Senior Notes hereunder.

Section 2.6           Applicable Premium.  As used herein, “Applicable Premium” means an amount calculated as follows:

(i)            the average life of the remaining scheduled payments of principal in respect of Outstanding Series G Senior Notes (the “Remaining Average Life”) shall be calculated as of the Determination Date;

(ii)           the yield to maturity calculated as of a date not more than five days prior to the Determination Date for the United States Treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to the principal amount thereof (the “Primary Issue”); provided, however, that if no United States Treasury security has an average life equal to the Remaining Average Life, the yields (the “Other Yields”) for the two maturities of United States Treasury securities having average lives most closely corresponding to such Remaining Average Life and trading in the secondary market at the price closest to the principal amount thereof shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or

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extrapolated from such Other Yields on a straight line basis, rounding in each of such relevant periods to the nearest month;

(iii)          the discounted present value of the then-remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Determination Date) in respect of the Outstanding Series G Senior Notes shall be calculated as of the Determination Date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue, plus (y) 50 basis points; and

(iv)          the amount of Applicable Premium in respect of the Series G Senior Notes to be redeemed shall be an amount equal to (x) the discounted present value of such Series G Senior Notes to be redeemed determined in accordance with clause (iii) above, minus (y) the unpaid principal amount of such Series G Senior Notes; provided, however, that the Applicable Premium shall not be less than zero; and

(v)           such calculation shall be made by an Investment Banker.

Section 2.7           Amendments for Benefit of Series G Senior Notes.  The Indenture is hereby amended, pursuant to Section 7.1(d) of the Original Indenture for the benefit of the holders of the Series G Senior Notes and for so long as the Series G Senior Notes are outstanding, as follows:

(a)           Section 1.1 of the Original Indenture is amended by adding to the definitions the following: “‘Existing Generating Assets’, when used in respect of the $300,000,000 7.00% Senior Notes, Series G due 2018, means the coal-fired and oil-fired units and gas-fired units owned by the Issuer as of the date of issuance of such Notes.”

(b)           Notwithstanding Section 3.13 of the Original Indenture, the Issuer may not cease to comply with the covenants of Sections 3.11 and 3.12 of the Original Indenture unless, in addition to complying with such Section 3.13, the rating on the Series G Senior Notes from Standard & Poor’s Ratings Services (or any successor thereto) is at least BBB+ after giving effect to such cessation.

(c)           Section 3.9 of the Original Indenture is amended to delete the words “Initial Generation Assets” and insert in lieu thereof the words “Existing Generating Assets”.

(d)           Section 4.1(i) of the Original Indenture is amended to delete the words “Initial Generating Assets” and insert in lieu thereof the words “Existing Generating Assets”.

(e)           In Section 4.1(i) of the Original Indenture, for the avoidance of doubt, the reference to the “Genco-Marketing Co. PPA” shall be deemed to refer to the Amended and Restated Power Supply Agreement dated as of March 28, 2008 between the Issuer and Marketing Co.

(f)            References in Section 2.4 of the Original Indenture to “restricted period” shall be deemed to refer to “distribution compliance period” as defined in Regulation S.

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ARTICLE III

MISCELLANEOUS

Section 3.1           Execution of Supplemental Indenture.  This Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Fifth Supplemental Indenture forms a part thereof.

Section 3.2           Concerning the Trustee.  The Trustee shall not be responsible in any manner for or with respect to the validity or sufficiency of this Fifth Supplemental Indenture, or the due execution hereof by the Issuer, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Issuer.

Section 3.3           Counterparts.  This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

Section 3.4           GOVERNING LAW.  THIS FIFTH SUPPLEMENTAL INDENTURE AND THE SERIES G SENIOR NOTES ISSUED HEREUNDER SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH SECTION 5-1401).

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of April 1, 2008.

AMEREN ENERGY GENERATING COMPANY, as Issuer

By:	/s/ Jerre E. Birdsong
Name: Jerre E. Birdsong
Title: Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Mary E. Marler
Name: Mary E. Marler
Title: Vice President

[FIFTH SUPPLEMENTAL INDENTURE]

EXHIBIT A

FORM OF SECURITY

[INCLUDE IF SECURITY IS A GLOBAL SECURITY DEPOSITED WITH THE U.S. DEPOSITARY – UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[INCLUDE IF SECURITY IS NOT ISSUED TO FOREIGN PURCHASERS UNDER REGULATION S – THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE IN NEW YORK.

EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  EACH HOLDER OF THIS NOTE REPRESENTS TO AMEREN ENERGY GENERATING COMPANY THAT (a) SUCH HOLDER WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE (WITHOUT THE CONSENT OF AMEREN ENERGY GENERATING COMPANY) PRIOR TO THE DATE WHICH IS ONE YEAR (OR SIX MONTHS IF ALL THE APPLICABLE CONDITIONS TO SUCH RESALE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION THEREOF) ARE SATISFIED) AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF, THE ISSUANCE DATE OF ANY SUBSEQUENT REOPENING AND THE LAST DATE ON WHICH AMEREN ENERGY

GENERATING COMPANY OR ANY OF ITS AFFILIATES WAS THE OWNER OF SUCH SECURITY OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY SUCH RULE 144 (OR SUCH SUCCESSOR PROVISION) PERMITTING RESALES OF THIS NOTE WITHOUT ANY CONDITIONS (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) OTHER THAN (i) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE SECURITIES ACT, (ii) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, (iii) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (iv) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (ii) OR (iv), TO THE RECEIPT BY AMEREN ENERGY GENERATING COMPANY OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO AMEREN ENERGY GENERATING COMPANY THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (v) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).  THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION.]

[INCLUDE IF SECURITY IS ISSUED TO FOREIGN PURCHASERS UNDER REGULATION S – BY ITS ACQUISITION HEREOF, EACH HOLDER OF THIS SECURITY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH SECURITY, AGREES THAT PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE INDENTURE), BENEFICIAL INTERESTS IN THIS SECURITY MAY ONLY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED (A) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR (B) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OF 1933 AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

BY ITS ACQUISITION HEREOF, EACH HOLDER OF THIS SECURITY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH SECURITY, AGREES TO BE BOUND BY THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT DATED APRIL 9, 2008 BETWEEN AMEREN ENERGY GENERATING COMPANY AND THE INITIAL PURCHASERS NAMED THEREIN (THE “REGISTRATION RIGHTS AGREEMENT”).

[FORM OF FACE OF SERIES G SENIOR NOTE]

CUSIP
[ ][ ][ ]

[Common Code]
[ISIN][ ]

No.

$
AMEREN ENERGY GENERATING COMPANY
7.00% Senior Notes, Series G Due 2018

Ameren Energy Generating Company (the “Issuer”), for value received hereby promises to pay to                                        or registered assigns the principal sum of                          Dollars at the Issuer’s office or agency for said purpose as provided in the Indenture referred to herein, on April 15, 2018 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2008, on said principal sum in like coin or currency at the rate per annum set forth above at said offices or agencies from the date of original issuance or the most recent interest payment date to which interest on the Series G Senior Notes has been paid or duly provided for.  Notwithstanding the foregoing, if the date hereof is after April 1 or October 1, as the case may be, and before the following April 15 or October 15, this Senior Note shall bear interest from such April 15 or October 15; provided, that if the Issuer shall default in the payment of interest due on such April 15 or October 15, then this Senior Note shall bear interest from the next preceding April 15 or October 15 to which interest on the Series G Senior Notes has been paid or duly provided for and provided further that interest due on October 15, 2008 on this Senior Note shall accrue from the date of original issuance.  The interest so payable on any April 15 or October 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Senior Note is registered at the close of business on the 1st day of April or the 1st day of October preceding such April 15 or October 15, whether or not such day is a Business Day; provided, that principal, premium, if any, and interest shall be paid by mailing on the interest payment date a check for such to or upon the written order of the registered Holders of Series G Senior Notes entitled thereto at their last address as it appears on the Series G Senior Notes Register or, upon written application to the Trustee by a Holder of $1,000,000 or more in aggregate principal amount of Series G Senior Notes, by wire transfer on the interest payment date of immediately available funds to an account maintained by such Holder with a bank or other financial institution.  Interest on this Senior Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  Additional Interest (as defined in the Registration Rights Agreement) shall accrue on this Senior Note under the circumstances provided for in the Registration Rights Agreement.

Interest on overdue principal and (to the extent permitted by applicable law) on overdue installments of interest (including without limitation during the 5-day period referred to in Section 4.1(b) of the Indenture) shall accrue at the rate per annum set forth above.

Reference is made to the further provisions set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Senior Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory, until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

AMEREN ENERGY GENERATING COMPANY

By:
Name:
Title:
(SEAL)
Attested:

By:
Name:
Title:

[FORM OF REVERSE OF SERIES G SENIOR NOTE]

AMEREN ENERGY GENERATING COMPANY

7.00% Senior Notes, Series G Due 2018

This Senior Note is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $300,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an Indenture dated as of November 1, 2000 as supplemented by the Fifth Supplemental Indenture dated as of April 1, 2008 (as so supplemented, the “Indenture”), duly executed and delivered by the Issuer to the Trustee.  Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words “Holders” or “Holder” meaning the registered holders or registered holder) of the Series G Senior Notes.  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

In case an Event of Default shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture.  The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Securities then Outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities and as otherwise provided in the Indenture.  Any such consent or waiver by the Holder of this Senior Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Senior Note and any Security which may be issued in exchange or substitution hereof, whether or not any notation thereof is made upon this Senior Note or such other Security.

The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding considered as one class, evidenced as in the Indenture provided, to modify the Indenture or any supplemental indentures or the rights of the Holders of the Series G Senior Notes; provided that no such modification shall (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any Holder of the Security to institute suit for the payment thereof without the consent of the Holder of each Security so affected; or (b)(i) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such modification or the percentage of Securities, the consent of Holders of which is required for any waiver provided for in the Indenture; (ii) change any obligation of the Issuer to maintain an office or agency for payment of and transfer and exchange of the Securities; or (iii) make certain changes to provisions relating to waiver or to the provision for supplementing the Indenture; in each case without the consent of the Holders of all Securities then Outstanding.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Note at the place, times, and rate, and in the currency, herein prescribed.

The Series G Senior Notes are issuable only as registered Series G Senior Notes without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Series G Senior Notes may be presented for exchange for a like aggregate principal amount of Series G Senior Notes of other authorized denominations.

Upon due presentment for registration of transfer of this Senior Note at the above-mentioned office or agency of the Issuer, a new Series G Senior Note or Series G Senior Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture.  No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Series G Senior Notes may be redeemed in whole or in part (if in part, by lot or by such other method as the Trustee shall deem fair or appropriate) prior to Stated Maturity at the option of the Issuer, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Series G Senior Notes, all as provided in the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption, plus the Applicable Premium.

Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Senior Note shall cease to accrue upon the date duly fixed for redemption of this Senior Note.

The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Senior Note (whether or not this Senior Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on this Senior Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

Dated:

This is one of the Series G Senior Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[FORM OF ASSIGNMENT]

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Security on the books of the Issuer.  The Agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

*Signature Guarantee:

*Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

EXHIBIT B

FORM OF DISTRIBUTION COMPLIANCE PERIOD CERTIFICATE
AMEREN ENERGY GENERATING COMPANY

[DATE]

The Depository Trust Company
[Address]

The Bank of New York Trust Company, N.A., as Trustee
Attn: Corporate Trust
911 Washington Avenue, 3rd Floor
St. Louis, Missouri 63101

Re:                               Ameren Energy Generating Company 7.00% Senior Notes, Series G Due 2018

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of November 1, 2000 (the “Indenture”) from Ameren Energy Generating Company, to The Bank of New York Trust Company, N.A., as Trustee.  Capitalized terms used and not defined herein shall have the meanings given them in the Indenture.

This letter is related to U.S. $                             principal amount of Series G Senior Notes represented by the Restricted Regulation S Global Security, held by the Trustee pursuant to Section 2.4 of the Indenture.  We hereby certify that the offering of the Series G Senior Notes has closed and that the distribution compliance period (as defined in Regulation S) with respect to the offer and sale of the Series G Senior Notes has terminated.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

cc:	[Euroclear]
[CLEARSTREAM]

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL SECURITY

OR IAI GLOBAL SECURITY TO RESTRICTED REGULATION S GLOBAL SECURITY

(Transfers or exchanges pursuant to

Section 2.6(b)(ii) of the Indenture)

The Bank of New York Trust Company, N.A.,

  as Trustee

Attn: Corporate Trust

911 Washington Avenue, 3rd Floor

St. Louis, Missouri 63101

Re:	Ameren Energy Generating Company 7.00% Senior Notes, Series G
Due 2018 (the “Series G Senior Notes”)

Reference is hereby made to the Indenture dated as of November 1, 2000 (the “Indenture”) from Ameren Energy Generating Company to The Bank of New York Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                             principal amount of Series G Senior Notes which are held in the form of the [Rule 144A] [IAI] Global Security (CUSIP No.[           ][           ]) with the U.S. Depositary in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest for an interest in the Restricted Regulation S Global Security (CUSIP No.            ) to be held with [Euroclear] [Clearstream] (Common Code                 ) through the U.S. Depositary.

In connection with such request and in respect of such Series G Senior Notes, the Transferor does hereby certify that such transfer or exchange has been effected in accordance with the transfer restrictions set forth in the Indenture and the Series G Senior Notes and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

(1)           the offer of the Series G Senior Notes was not made to a person in the United States;

[(2)          at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]*

[(2)          the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Ameren Energy Generating Company

* Insert one of these two provisions, which come from the definition of “offshore transactions” in Regulation S.

2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL SECURITY

OR IAI GLOBAL SECURITY TO UNRESTRICTED REGULATION S GLOBAL SECURITY

(Exchanges or transfers pursuant to

Section 2.6(b)(iii)of the Indenture)

The Bank of New York Trust Company, N.A.,

  as Trustee

Attn: Corporate Trust

911 Washington Avenue, 3rd Floor

St. Louis, Missouri 63101

Re:	Ameren Energy Generating Company 7.00% Senior Notes, Series G
Due 2018 (the “Series G Senior Notes”)

Reference is hereby made to the Indenture dated as of November 1, 2000 (the “Indenture”) from Ameren Energy Generating Company to The Bank of New York Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                             principal amount of Series G Senior Notes which are held in the form of the [Rule 144A] [IAI] Global Security (CUSIP No. [           ][            ]) with the U.S. Depositary in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest in the Series G Senior Notes for an interest in the Unrestricted Regulation S Global Security (CUSIP No.            ).

In connection with such request and in respect of such Series G Senior Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Series G Senior Notes and,

(i)            with respect to transfers made in reliance on Regulation S under the Securities Act, the Transferor does hereby certify that:

(1)           the offer of the Series G Senior Notes was not made to a person in the United States;

[(2)          at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]*

[(2)          the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)           the transaction is pursuant to and in accordance with Regulation S and is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”);

(ii)           with respect to transfers made in reliance on Rule 144 under the Securities Act, the transferor does hereby certify that the Series G Senior Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act,

(iii)          with respect to transfers made in reliance on another exemption from the Securities Act (including without limitation Rule 144A), the transferor does hereby certify that the following is the basis for the exemption:                                   , or

(iv)          with respect to an exchange, the transferor does hereby certify that either (x) the Security being exchanged is not a “restricted security” as defined in Rule 144 under the Securities Act or (y) the exchange is being made to facilitate a contemporaneous transfer that complies with Section 2.6(b)(iii) of the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Ameren Energy Generating Company

* Insert one of these two provisions, which come from the definition of “offshore transactions” in Regulation S.

2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE

FROM RESTRICTED REGULATION S GLOBAL SECURITY, UNRESTRICTED

REGULATION S GLOBAL SECURITY OR

IAI GLOBAL SECURITY TO RULE 144A GLOBAL SECURITY

(Exchanges or transfers pursuant to

Section 2.6(b)(iv) of the Indenture)

The Bank of New York Trust Company, N.A.,

  as Trustee

Attn: Corporate Trust

911 Washington Avenue, 3rd Floor

St. Louis, Missouri 63101

Re:	Ameren Energy Generating Company 7.00% Senior Notes, Series G
Due 2018 (the “Series G Senior Notes”)

Reference is hereby made to the Indenture dated as of November 1, 2000 (the “Indenture”) from Ameren Energy Generating Company to The Bank of New York Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $                             principal amount of Series G Senior Notes which are held in the form of the [[Restricted][Unrestricted] Regulation S Global Security (CUSIP No.            ) with [Euroclear] [Clearstream].*  (Common Code               )] [IAI Global Security (CUSIP No.            )] through the U.S. Depositary in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest in the Series G Senior Notes for an interest in the Rule 144A Global Security.

In connection with such request, and in respect of such Series G Senior Notes, the Transferor does hereby certify that such Series G Senior Notes are being transferred or exchanged in accordance with (i) the transfer restrictions set forth in the Series G Senior Notes and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Series G Senior Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

*  Select appropriate depositary.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Ameren Energy Generating Company

EXHIBIT F

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

OR EXCHANGE FROM RULE 144A GLOBAL SECURITY, RESTRICTED REGULATION

 GLOBAL SECURITY OR UNRESTRICTED REGULATION S GLOBAL SECURITY

TO IAI GLOBAL SECURITY

(Exchanges or transfers Pursuant to

Section 2.6(b)(v) of the Indenture)

The Bank of New York Trust Company, N.A.,

  as Trustee

Attn: Corporate Trust

911 Washington Avenue, 3rd Floor

St. Louis, Missouri 63101

Re:	Ameren Energy Generating Company 7.00% Senior Notes, Series G
Due 2018 (the “Series G Senior Notes”)

Reference is hereby made to the Indenture dated as of November 1, 2000 (the “Indenture”) from Ameren Energy Generating Company to The Bank of New York Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                             principal amount of Series G Senior Notes which are held in the form of the [Rule 144A Global Security (CUSIP No.           ) with the U.S. Depositary] [[Restricted][Unrestricted] Regulation S Global Security (CUSIP No.           ) with [Euroclear] [Clearstream]]* in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such Global Security for an interest in the IAI Global Security (CUSIP No.           ).

In connection with such request with respect to a transfer or exchange for an interest in the IAI Global Security, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Rule 144A Global Security, the Restricted Regulation S Global Security and the Unrestricted Regulation S Global Security (as the case may be) and, with respect to transfers made in reliance on Rule 144 under the Securities Act, certify that the Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act.

*  Select appropriate depositary.

In connection with such request with respect to a transfer or exchange for an interest in the IAI Global Security, and in respect of such Rule 144A Global Security, Restricted Regulations S Global Security and Unrestricted Regulation S Global Security (as the case may be), the Transferor does hereby certify that such Global Security is being transferred or exchanged in accordance with (i) the transfer restrictions set forth in the Global Securities and (ii) in accordance with the Securities Act to a transferee that the Transferor reasonably believes is purchasing the IAI Global Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, in each case purchasing IAI Global Securities in a transaction exempt from the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Ameren Energy Generating Company